Exhibit 2.1

AMENDMENT

TO

INVESTMENT AGREEMENT

BY AND BETWEEN

NCI BUILDING SYSTEMS, INC.

AND

CLAYTON, DUBILIER & RICE FUND VIII, L.P.

_________________________________

Dated as of August 28, 2009
_________________________________

AMENDMENT
TO
INVESTMENT AGREEMENT

          This AMENDMENT (this “Amendment”), dated as of August 28, 2009, to the Investment Agreement, dated as of August 14, 2009 (the “Investment Agreement”), by and between NCI BUILDING SYSTEMS, INC., a Delaware corporation, and CLAYTON, DUBILIER & RICE FUND VIII, L.P., a Cayman exempted limited partnership (the “Investor”).

          WHEREAS, Section 13 of the Investment Agreement provides for the amendment of the Investment Agreement in accordance with the terms set forth therein;

          WHEREAS, the parties desire to amend the Investment Agreement to provide (A) that the commencement of the Offer and of the solicitation for acceptances of the Prepackaged Plan be on or prior to 11:59 p.m., Eastern Time, on September 9, 2009, rather than prior to the open of business on the date that is the tenth Business Day after the date of the Investment Agreement and (B) for certain other matters set forth herein; and

          WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Investment Agreement.

          NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

          Section 1.     Definitions; References. Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the Investment Agreement. Each reference in the Investment Agreement to “hereof,” “herein,” “hereunder,” “hereby”, “hereto” and “this Agreement” shall, from and after the date hereof, refer to the Investment Agreement as amended by this Amendment, and each reference in the Transaction Documents (other than the Investment Agreement) and in the Disclosure Letter to “the Investment Agreement” shall refer to the Investment Agreement as amended by this Amendment.

          Section 2.     Amendment to Section 6(d)(i). The first sentence of Section 6(d)(i) of the Investment Agreement is hereby amended and restated in its entirety to read as follows:

                    Provided that this Agreement shall not have been terminated in accordance with Section 8, the Company shall commence (within the meaning of Rule 13e-4(a)(4) promulgated under the Exchange
                    Act) the Offer to purchase all of the Convertible Notes and solicit acceptances of the Prepackaged Plan with the Solicitation
                    Materials on or prior to 11:59 p.m., Eastern Time, on September 9,
                    2009.

          Section 3.     Amendment to Section 6(k)(ii)(B). Each reference in Section 6(k)(ii)(B) of the Investment Agreement to “September 30, 2009” is amended to refer to “12:00 midnight,

New York City time, on the 20th business day (as defined in Rule 14d-1 under the Exchange Act) following the commencement of the Offer”.

          Section 4.     Amendment to Section 6(k)(vi)(A). Section 6(k)(vi)(A) of the Investment Agreement is hereby amended and restated in its entirety to read as follows:

                    “Company Transaction Proposal” means any inquiry, proposal or offer from any person or group of persons other than the Investor or its Affiliates relating to any (1) direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of the Company and the Company’s
                    Subsidiaries, taken as a whole, or 20% or more of any class or series of equity securities (or any indebtedness or other obligation that is exchangeable for or convertible into any such security, or any other right to acquire any such security, contingent or otherwise) of the Company, or (2) any tender offer or exchange offer, merger, reorganization, restructuring, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, equity infusion or similar transaction involving the
                    Company (or any Subsidiary or Subsidiaries of the Company
                    whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole) that if consummated would result in any person or group of persons beneficially owning 20% or more of the voting rights of any class or series of capital stock of the Company;

          Section 5.     Amendment to Section 8(b). Section 8(b) of the Investment Agreement is hereby amended and restated in its entirety to read as follows:

                    In the event that (i) this Agreement is terminated (x) by the
                    Company pursuant to Section 8(a)(v) or (y) by the Investor pursuant to Section 8(a)(iv)(A) or (ii) (A) this Agreement (1) is terminated pursuant to Section 8(a)(iv) (other than pursuant to
                    Section 8(a)(iv)(A)) or pursuant to Section 8(a)(iii) and at the time of such termination the Investor was not in material breach of any of its material covenants and agreements contained in this
                    Agreement or its representations and warranties contained in this
                    Agreement or (2) is terminated pursuant to Section 8(a)(i) and at the time of such termination the conditions set forth in Section
                    3(a)(i) and Section 3(a)(ii) shall have been satisfied and the
                    Investor was not in material breach of any of its material covenants and agreements contained in this Agreement or its representations and warranties contained in this Agreement and (B) the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any Qualifying Transaction within twelve months of the date this Agreement is terminated, then the
                    Company shall pay the Termination Fee and the Company shall reimburse the Investor for all of the Transaction Expenses (net of

                    any amounts previously paid or reimbursed pursuant to Section 8(c)
                    and net of the Pre-Signing Expenses that have been previously paid or reimbursed by the Company), to the accounts specified on
                    Schedule 8(b) hereto, with such Termination Fee being paid (I) at or prior to the time of termination in the case of a termination pursuant to Section 8(a)(v) or (II) on the earlier of entering into a definitive agreement with respect to or consummating a transaction contemplated by a Qualifying Transaction in the case of a
                    termination for any of the reasons specified in clause (ii) of this paragraph and, in each case, such Transaction Expenses paid not later than two (2) Business Days after submission of reasonable supporting documentation thereof. Anything to the contrary notwithstanding, in no event shall the Company be required to pay the Termination Fee on more than one occasion.

          Section 6.     Amendment to Section 8(d). The final sentence of Section 8(d) of the Investment Agreement is hereby amended and restated in its entirety to read as follows:

                    Following payment of the Termination Fee and/or Transaction
                    Expenses, if, as and when provided for in Section 8(b) or Section
                    8(c), the Company shall have no further liability to Investor of any nature or for any reason under this Agreement other than pursuant to Section 7(a)(iii) and other than liability arising out of or related to the willful breach of this Agreement on the part of the Company.

          Section 7.     No Further Amendment. Except as expressly amended hereby, the Investment Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Investment Agreement or any of the documents referred to therein.

          Section 8.     Effect of Amendment. This Amendment shall form a part of the Investment Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Investment Agreement shall be deemed a reference to the Investment Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

          Section 9.     Miscellaneous. Section 12 (Successors and Assign); Section 13 (Amendments; Waiver); Section 14 (Headings); Section 15 (Severability); Section 16 (Liability Limitations); Section 17 (Integration); Section 18 (Governing Law); Section 19 (Counterparts); Section 23 (Specific Performance; Jurisdiction); Section 24 (Waiver of Jury Trial); Section 25 (Interpretation); Section 26 (No Third Party Beneficiaries); and Section 27 (Certain Considerations Relating to Bankruptcy) of the Investment Agreement shall apply to this Amendment, mutatis mutandis.

[Signature Page Follows]

          Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

CLAYTON, DUBILIER & RICE FUND
VIII, L.P.
By: CD&R Associates VIII, Ltd., its
general partner

By:	/s/ Theresa A Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and
Assistant Secretary

[Signature Page to the Amendment to the Investment Agreement]

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore
Name: Todd R. Moore
Title:	Executive Vice President, General Counsel
and Secretary

[Signature Page to the Amendment to the Investment Agreement]